Exhibit 10.2

CARROLS RESTAURANT GROUP, INC.
RESTRICTED STOCK INDUCEMENT AWARD AGREEMENT

CARROLS RESTAURANT GROUP, INC. (the “Company”) hereby grants to Carl Hauch (the “Participant”) in accordance with and subject to the terms and conditions of this Restricted Stock Inducement Award Agreement (the “Agreement”) dated as of ____, 2021, a Restricted Stock Inducement Award (the “Award”), pursuant to and evidencing the grant thereof by the Compensation Committee of the Board of Directors of the Company on ___, 2021 (the “Award Date”) of 250,000 shares of common stock, par value $.01 per share, of the Company (the “Shares”). The Award is granted outside of the terms of the Company's 2016 Stock Incentive Plan, as amended (the "Plan") and the share reserve thereunder, as an inducement award pursuant to NASDAQ Listing Rule 5635(c)(4). Subject to the terms and conditions herein, the Award will otherwise be subject to the terms and conditions set forth in the Plan (as amended from time to time as permitted by the Plan) and will be governed as if it has been granted under the Plan. The terms and conditions herein may be amended by the Committee as permitted by the Plan. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

1.Restrictions. Subject to Sections 4, 5, 6, 7, and 10 below, the Award shall vest as follows: (i) 34% of the Shares shall vest on the first anniversary of the Award Date, (ii) an additional 33% of the Shares shall vest on the second anniversary of the Award Date and (iii) an additional 33% of the Shares shall vest on the third anniversary of the Award Date, provided that, on each such vesting date in subclauses (i), (ii) and (iii) in this Section 1, the Participant has continuously remained in the active employment of the Company or an Affiliate of the Company.

2.Voting and Dividend Rights. Upon issuance of the certificate or certificates for the Shares in the name of the Participant with physical share certificates or in book entry format, the Participant shall thereupon be a shareholder with respect to all the Shares represented by such certificate or certificates and shall have the rights of a shareholder with respect to such Shares, including the right to vote such Shares and to receive all dividends and other distributions paid with respect to such Shares. Dividends, if any, declared by the Company during a calendar year with respect to such Shares shall be paid to the Participant no later than the end of the calendar year in which the dividends are declared, or, if later, the fifteenth (15th) day of the third (3rd) month following the date such dividends are declared.

3.Transfer Restrictions; Forfeitures. This Award and the Shares (until they become unrestricted pursuant to the terms hereof) are non-transferable and may not be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the Award shall immediately become null and void and the Shares shall be forfeited.

4.Termination of Employment or Provision of Services by Death or Disability. If the Participant’s employment with or provision of services for the Company or an Affiliate of the Company terminates by reason of death or Disability, any restrictions applicable to Shares underlying the Award shall lapse and such Shares shall become fully vested.

5.Involuntary Termination of Employment or Provision of Services for Cause. If the Participant's employment with or provision of services for the Company or an Affiliate of the Company involuntarily terminates for Cause, any Shares that are unvested at the time of such termination shall be immediately forfeited to the Company.

6.Involuntary Termination of Employment or Provision of Services Without Cause. If the Participant’s employment with or provision of services for the Company or an Affiliate of the Company terminates involuntarily without Cause and for any reason other than death or Disability, any restrictions applicable to Shares underlying the Award shall lapse and such Shares shall become fully vested.

7.Voluntary Termination by Participant of Employment or Provision of Services. If the Participant’s employment or provision of services for the Company or an Affiliate of the Company is voluntarily terminated by the Participant for any reason other than death or Disability, any Shares that are unvested at the time of such termination shall be immediately forfeited to the Company.

8.Taxes. In general, when the Shares vest and the restrictions lapse, the Participant receives ordinary income equal to the fair market value of the vested Shares, unless the Participant elects within 30 days of the Award Date, to include in his or her gross income for the year in which the Award Date occurs, the fair market value of the Shares at the Award Date (an “83(b) election”). A Participant should consult his or her own tax advisor for information concerning the tax consequences of the grant of an Award or lapse of restrictions with respect to the Shares.

9.Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Stock. A Participant should consult his or her own tax advisor for more information concerning the tax consequences of the grant of an Award.

10.Change in Control. Pursuant to Section 10 of the Plan, upon any Change in Control as provided under the Plan, any restrictions applicable to Shares covered hereunder shall lapse and such Shares shall become free of restrictions and fully vested and transferable and shall be otherwise subject to the Plan.

11.Issuance of Shares. The Shares will be initially evidenced by a book entry record maintained by the Company’s transfer agent. Once the Shares have vested, physical share certificates (less those needed for withholding taxes) may be issued upon the Participant’s written request to the transfer agent or Administrator. The Company may place on the certificates representing the Shares such legend or legends as the Company may deem appropriate and the Company may place a stop transfer order with respect to such Shares with the transfer agent(s) for the Shares.

12.Effect of Amendment of Plan. No discontinuation, modification, or amendment of the Plan may, without the express written consent of the Participant, adversely affect the rights of the Participant under this Award, except as expressly provided under the Plan. This Agreement may be amended as provided under the Plan, but except as provided thereunder any such amendment shall not adversely affect Participant’s rights hereunder without Participant’s consent.

13.No Limitation on Rights of the Company. The grant of this Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

14.Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Company may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Participants make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

15.Agreement Not a Contract of Employment or Other Relationship. This Agreement is not a contract of employment, and the terms of employment of the Participant or other relationship of the Participant with the Company or any of its subsidiaries or affiliates shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Participant for a continuation of an employment or other relationship with the Company or any of its subsidiaries or affiliates, nor shall it interfere with the right of the Company or any of its subsidiaries or affiliates to discharge the Participant and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

16.Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient.

17.Governing Law. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to the principles thereof relating to the conflicts of laws.

18.No Rights to Continued Employment. Nothing contained in the Plan shall give the Participant the right to be retained in the employment or service of the Company or any of its subsidiaries or affiliates or affect the right of any such employer to terminate the Participant. Any payment or benefit paid to the Participant with respect to this Award shall not be considered to be part of the Participant’s “salary,” and thus, shall not be taken into account for purposes of determining the Participant’s termination indemnity, severance pay, retirement or pension payment, or any other employee benefits, except to the extent required under applicable law.

19.Receipt of Plan. The Participant acknowledges receipt of a copy of the Plan, and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions of this Agreement and of the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator, Company, its Board of Directors or the Committee upon any questions arising under this Agreement or the Plan.

20.Incorporation by Reference; Plan Document Receipt; Definitions. The Award is granted outside of the terms of the Plan and the share reserve thereunder, as an inducement award pursuant to NASDAQ Listing Rule 5635(c)(4). Subject to the terms and conditions herein, the Award will otherwise be subject to the terms and conditions set forth in the Plan (as amended from time to time as permitted by the Plan) and will be governed as if it has been granted under the Plan. The terms and conditions conditioned herein may be amended by the Committee as permitted by the Plan. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. To the extent any provisions of the Agreement are inconsistent or in conflict with any terms or provisions of the Plan, the Agreement shall govern.

21.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

CARROLS RESTAURANT GROUP, INC.

By:
Name:	Gerald J DiGenova
Title	Vice President Human Resources

PARTICIPANT:

_____________________
Carl Hauch